                        AlliedSignal Inc. Severance Plan
                              For Senior Executives
                                                                        Restated
                                                                           as of
                                                                          1/1/94

                                     PART I
                               GENERAL PROVISIONS

ARTICLE I -- PURPOSE AND AUTHORITIES

 1.01  The  purpose of  this Plan  is to  provide for  the payment  of severance  related benefits  to selected employees of AlliedSignal Inc. and its subsidiaries in the event of an involuntary Termination.
 1.02  This Plan is comprised of Part  I -- general provisions relating to  the operation of the Plan and  Part
       II -- special provisions which become effective only upon Change in Control.
 1.03  As  set forth herein, this Plan  constitutes an amendment and restatement as  of January 1, 1994, of the
       Severance Plan for Senior Executives established by Allied Corporation on March 31, 1983 and amended and restated by AlliedSignal Inc. as of April 25, 1988, January 1, 1990 and April 29, 1991.
 1.04  This Plan was  established and has  been amended and  restated by Allied  Corporation and its  successor
       AlliedSignal  Inc. by authority of the respective Boards  of Directors as set forth in resolutions dated
       March 31, 1983, April 25, 1988 , December 15, 1989, April 29, 1991 and February 4, 1994.
 1.05  This Plan is intended to  be an unfunded plan  for a select group  of management and highly  compensated employees.
 1.06  Interpretation  of this Plan and the effect of its provisions shall be governed by the laws of the State of New Jersey.
 1.07  If any provision of this Plan  is held illegal or invalid for  any reason, the other provisions of  this
       Plan shall not be affected.

ARTICLE II -- DEFINITIONS

 2.01  AlliedSignal -- means AlliedSignal Inc., a Delaware corporation and its subsidiaries.
 2.02  Annual Base Salary -- means an amount equal to the product of Base Salary and twelve.

 2.03  Annual Incentive Compensation -- Except as provided in Section 8.01, means
       (A)  For employees who  either become Participants  after April 29,  199l or who  are Participants as of
       April 29,  1991, are  not in  pay status  and elect  prior to  June 30,  1991 to  have Annual  Incentive
       Compensation  calculated based on the following  formula, the product of (a)  times (b) where (a) is the target percentage which would be utilized in determining the Incentive Award for the Participant in  the calendar year in which Participant's Involuntary Termination occurs and (b) is Annual Base Salary.
 2.04  Base  Salary -- means  the monthly base  salary payable to a  Participant at the  highest rate in effect during any of the thirty-six months preceding Involuntary Termination.
 2.05  Board of Directors means the Board of Directors of AlliedSignal.
 2.06  Career Band  -- means  the salary  and position  classification adopted  by AlliedSignal  for use  after
       January 1, 1994.
 2.07  Change  in Control -- is  deemed to occur at the  time (i) when any entity,  person or group (other than
       AlliedSignal, any subsidiary or any savings, pension or other benefit plan for the benefit of  employees of  AlliedSignal or its subsidiaries)  which theretofore beneficially owned less  than 30% of the Common
       Stock then outstanding acquires shares of Common Stock  in a transaction or series of transactions  that results  in such entity, person or  group directly or indirectly owning  beneficially 30% or more of the outstanding Common Stock, (ii) of the purchase of shares  of Common Stock pursuant to a tender offer  or exchange offer (other than an offer by AlliedSignal) for all, or any part of, the Common Stock, (iii) of a  merger  in which  AlliedSignal will  not survive  as  an independent,  publicly owned  corporation, a consolidation, or a sale, exchange  or other disposition of all  or substantially all of  AlliedSignal's assets,  (iv) of a substantial change in the composition  of the Board of Directors during any period of two consecutive years such  that individuals who  at the beginning  of such period  were members of  the
       Board  of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareowners  of AlliedSignal, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the  beginning of the period, or (v) of any transaction or other event which the Management Development and
       Compensation Committee of the Board of Directors, in its discretion, determines to be a change in control for purposes of this Plan.
 2.08  Code -- means the Internal Revenue Code of 1986, as amended from time to time.
 2.09  Common  Stock -- means the Common Stock of AlliedSignal  or such other stock into which the Common Stock may be changed as a result of split-ups, recapitalizations, reclassifications and the like.

 2.10  Determination Year  -- means  a calendar  year  within which  performance is  measured for  purposes  of determining the amount of Incentive Awards payable for that year.
 2.11  Effective Date -- means March 31, 1983.
 2.12  Gross  Cause --  Except as  provided in  Section 8.02, means  conduct by  a Participant  which is fraud, misappropriation of  AlliedSignal  property or  intentional  misconduct  damaging to  such  property  or business of AlliedSignal, or the commission of a crime.
 2.13  Incentive  Award -- means an Incentive Compensation Award or any other annual incentive award determined under the Incentive Compensation Plan  for Executive Employees of  AlliedSignal Inc. and its  Affiliates
       and  any predecessor or  successor plan but shall  not include any Performance  Improvement Award or any other long-term incentive award under any such plan.
 2.14  Involuntary Termination  -- Except  as  provided in  Section 8.04,  means  severance of  the  employment relationship  at AlliedSignal's initiative for reasons other  than death or Gross Cause. Notwithstanding the preceding sentence, in the event of a sale or transfer of a facility or line of business that causes a severance of the employment relationship with AlliedSignal, an Involuntary Termination shall be deemed to have occurred only if the Participant is not offered substantially comparable employment with the new employer, all as determined by the Named Fiduciary, in his or her sole discretion.
 2.15  Named Fiduciary -- means the person defined in Sections 5.01 and 11.01.
 2.16  (a) Participant -- means an Existing Participant, an Officer Participant or a New Participant.
       (b) Existing Participant -- Except as further defined in Section 3.01, means an individual who, on  July
       1,  1993, was an employee of AlliedSignal  in Salary Grade 20 or above  or an employee of any other Plan
       Sponsor who had adopted the  Plan with respect to the  employee and the employee was  on that date in  a position comparable to a position with AlliedSignal of Salary Grade 20 or above.
       (c) Officer Participant -- Except as further defined in Section 3.01, means an individual (other than an
       Existing  Participant) who is an officer of AlliedSignal as  determined by the Named Fiduciary in his or her sole discretion.
       (d) New Participant --  Except as further defined  in Section 3.01, means  an individual (other than  an
       Existing  Participant) who is employed by AlliedSignal in a position evaluated in Career Band 6 or above or employed by another Plan Sponsor who has adopted the Plan with respect to the employee in a  position comparable  to a position with  AlliedSignal of Career Band  6 or above, all  as determined by the Named
       Fiduciary in his or her sole discretion.

 2.17  Plan -- means the AlliedSignal Inc. Severance Plan for Senior Executives.
 2.18  Plan Administrator -- means AlliedSignal or such other entity or person as AlliedSignal may designate to administer the terms and conditions of the Plan.
 2.19  Plan Sponsor  -- means  AlliedSignal, any  successor to  or affiliate  of AlliedSignal  (or a  principal subsidiary)  including, but only following  Change in Control, any  other person, organization or entity that agrees in writing to be a Plan Sponsor for  a period of time which extends at least throughout  the two-year period following Change in Control.
 2.20  Pro  Rata Factor --  means, (i) for  the Determination Year  in which Involuntary  Termination occurs, a fraction the numerator of which is  equal to the number of calendar  months which have elapsed from  the first  day  of  the  calendar month  following  Involuntary  Termination through  December  31st  of the
       Determination Year and the  denominator of which  is twelve, and (ii)  for any subsequent  Determination
       Year  shall mean a fraction, the numerator of which is equal to the Severance Pay Factor, reduced by the number of  calendar months  which  have elapsed  from the  first  day of  the calendar  month  following
       Involuntary  Termination through  December 31st  of the  year preceding  the Determination  Year and the denominator of which is twelve. Provided, however, that the Pro Rata Factor shall never be greater  than
       1.0.
 2.21  Salary  Grade -- means the salary  and position classification used by  AlliedSignal prior to January 1,
       1994 or any comparable salary and position classification used by any other Plan Sponsor.
 2.22  Severance Pay Factor -- means, with respect to any Participant, the relevant factor specified in Section
       4.02.
 2.23  Severance Period  --  means the  period,  commencing on  the  first day  of  the first  month  following
       Involuntary  termination, which is comprised of the number  of consecutive months equal to the lesser of
       (i) the Severance Pay Factor or  (ii) the number of months occurring  before the first day of the  month following  the Participant's  attainment of  age 65 or,  if later,  eligibility to  receive an unreduced retirement benefit under a plan or program maintained by a Plan Sponsor.

ARTICLE III -- PARTICIPATION

 3.01  An employee of a Plan Sponsor who is at any time a Participant shall continue to be a Participant in the
       Plan until the  employment relationship  with the  Plan Sponsor  is severed  for reasons  other than  an
       Involuntary  Termination,  or if  earlier in  time, the  employee ceases  to be  employed in  a position equivalent to Career Band 6 or above. Provided, however, that any employee who ceases to be employed  in a  position equivalent  to Career  Band 6  or above  on or  after Change  in Control  shall nevertheless continue to be a Participant in the Plan.
 3.02  A Participant in the Plan who is at any  time the subject of an Involuntary Termination and,  therefore, entitled  to benefits under Article IV shall continue to  be a Participant until all of the benefits for which he or she is entitled under Article IV, as of the date of his or her Involuntary Termination, have been paid.

ARTICLE IV -- BENEFITS

 4.01  Eligibility for Pay, Benefit  and Pension Service Continuation -- A Participant who is the subject of an
       Involuntary Termination shall receive the benefits described in this Article IV.
 4.02  Pay, Benefit and Pension Service Continuation for Existing Participants
       (A) Pay Continuation
           (i) An Existing Participant shall receive a benefit in an amount equal to his or her
           Base Salary multiplied by the relevant Severance Pay Factor determined as follows:

                                          SALARY GRADE AS
                                                 OF           SEVERANCE PAY
                                            JULY 1, 1993         FACTOR
                                          ---------------    -------------
                                            20 and 21                18
                                            22 and 23                24
                                            24 and above             36

           provided, however, that the Severance Pay Factor of an Existing Participant, whose Salary Grade is reduced after a Change in Control, shall not be reduced.
      (ii) An Officer Participant shall receive a benefit in an amount equal to his or her Base Salary multiplied by a Severance Pay Factor of 18.
     (iii) A New Participant shall receive a benefit in an amount equal to his or her Base Salary multiplied by a Severance pay factor of 12.
       (B)  Annual Incentive Compensation -- An Existing Participant  or an Officer Participant shall receive a benefit in an  amount equal to  Annual Incentive Compensation  multiplied by the  relevant Pro  Rata
           Factor.  The  Pro  Rata Factor  shall  be determined  for  the  calendar year  in  which Involuntary
           Termination occurs and each

           calendar year thereafter through  the end of the calendar year in  which  the Severance Period ends.
       (C)  Benefit Continuation -- For the Severance Period,  the Plan Sponsor will continue the Participant's employee benefits, including,  without limitation,  continuation of the  Participant's savings  plan participation  (to  the  extent  permissible  under  Section  401(a)  of  the  Code)  and  basic and contributory life and  medical insurance (including  qualified dependents), at  the active  employee coverage  level and prevailing employee contribution rate,  if any, provided, however, (i) that such level of continued benefits  shall not exceed  the level of benefits  in effect on  the date of  the
           Participant's  Involuntary Termination, (ii)  that such continuation  of benefits will  cease on the date similar  benefits  are provided  the  Participant by  a  subsequent employer,  (iii)  executive perquisites,  such as automobiles  or memberships, will be  governed by the  terms of the particular program, and (iv) that no employee benefit shall be continued for a longer period of time than  that provided  by the terms of the controlling employee benefit plan applicable to the Participant on the date of the Participant's Involuntary Termination.
       (D) Pension Service Continuation  -- Except as  otherwise provided by an  applicable pension plan,  and, subject  to the requirements for qualification of Section  401(a) of the Code, only the first twelve
           (12) months of  the Severance Period,  Pay Continuation  and Annual Incentive  Compensation will  be recognized  for  purposes of  the vesting  and  pension calculation  provisions of  the AlliedSignal
           Retirement Program or  any other  plan sponsored  by a  Plan Sponsor  and in  which the  Participant participates. The normal policy for qualifying leaves remains applicable thereafter.
 4.03  Benefit Limitations
       (A) Except  as provided in paragraph (B) of this Section 4.03, any benefit determined to be payable to a
           Participant under any other severance plan sponsored or funded by a Plan Sponsor shall be reduced by the amount of any similar benefit payable to  the Participant under the Plan (excluding any  benefit payable  under Section 9.01) regardless of whether the  benefit determined under the Plan is payable at an earlier or a later date than payments under such other severance plan.

       (B) Any benefit determined to be payable under the Plan, except any benefit payable under Section  9.01, to  a Participant who was not eligible  to participate in this Plan prior  to April 25, 1988 will be reduced to the extent of any duplication of benefits  between the Plan and any benefits that may  be payable to the Participant under arrangements existing prior to April 25, 1988.
 4.04  Benefit  Payments -- Except  as provided in Sections  10.01 and 10.02, the  benefit described in Section
       4.02(A) shall  be paid  in equal  monthly  installments during  the Severance  Period, and  the  benefit described  in Section 4.02(B) shall be paid annually

       as soon after the end of the Determination  Year as  is  practical.  No benefit shall  be payable  under
       Section 4.02(B) for any Determination Year with respect  to which the  Pro Rata Factor  is less  than or equal to zero.
 4.05  Forfeiture of Benefits -- Notwithstanding anything to the contrary in the Plan and except as provided in
       Section  10.03, a Participant  receiving benefits or entitled  to receive benefits  under the Plan shall cease to receive such benefits under the Plan and the right to receive any benefits in the future  under the  Plan shall be forfeited, in the event the Participant, as determined by the Named Fiduciary, (i) is convicted of a  felony, (ii)  commits any fraud  or misappropriates  property, proprietary  information, intellectual  property or trade secrets  of  AlliedSignal or any successor  thereto for personal gain or for the  benefit of  another party,  (iii) actively  recruits and  offers employment  to any  management employee  of  AlliedSignal  or  any  successor  thereto,  or  (iv)  engages  in  intentional  misconduct substantially damaging to the property or business of AlliedSignal or any successor thereto.
 4.06  Payment of Benefits Upon  Incompetence or Death --  In the event the  Named Fiduciary is presented  with evidence  satisfactory to it  that a Participant receiving  benefits or entitled  to receive benefits is adjudged to be legally incompetent, the remainder of such Participant's unpaid benefits shall be paid to the Participant's conservator, legal representative or any other person deemed by the Named Fiduciary to have assumed  responsibility  for the  maintenance  of such  person  receiving or  entitled  to  receive benefits.  In the  event a  Participant receiving  benefits or  entitled to  receive benefits  dies, the remainder of  such  Participant's  unpaid  benefits  shall  be  paid  to  the  Participant's  designated beneficiary.  A Participant may designate a  beneficiary in the form and  manner prescribed by the Named
       Fiduciary. Any designation of a beneficiary may be revoked by filing  a later designation or revocation.
       In the absence of an effective  designation of a beneficiary by a  Participant or upon the death of  all beneficiaries  on or before  a Participant's death,  the remainder of  the Participant's unpaid benefits shall be paid to  the Participant's spouse or,  if none, to the  Participant's estate. Any payment  made pursuant to this Section 4.06 shall be a discharge of any liability under the Plan therefor.

ARTICLE V -- ADMINISTRATION

 5.01  Authorities.  Except as provided in Section 11.01, the Plan shall be administered by AlliedSignal acting through a Named Fiduciary who shall  have the powers and authorities  as described in this Section.  The
       Named Fiduciary shall be the Senior Vice President-Human Resources, or such other person as the Board of
       Directors  may  appoint, and  he  shall have  full  discretionary authority  to  manage and  control the operation and administration  of the  Plan, including  the power to  interpret provisions  of the  Plan, promulgate regulations, determine benefit eligibility, delegate his powers and duties hereunder and take such other action as may be necessary to implement the provisions of the Plan.

       The  Named  Fiduciary  may retain  attorneys,  consultants, accountants  or  other persons  (who  may be employees of AlliedSignal)  to render  advice and  assistance and may  delegate any  of the  authorities conferred  on him under this  Plan to such persons as  he shall determine to  be necessary to effect the discharge of his  duties hereunder. The  Named Fiduciary,  AlliedSignal and its  officers and  directors shall be entitled to rely upon the advice, opinions and determinations of any such persons. Any exercise of  the authorities set forth in  this Section, whether by the Named  Fiduciary or his delegee, shall be final and binding upon AlliedSignal and the Participants.
 5.02  Benefit Claims. Except as provided in Sections 11.03,  11.04 and 11.05, all claims for benefit  payments under  the Plan  shall be submitted  in writing by  Participants to  the person designated  by the Named
       Fiduciary to make determinations  as to eligibility for  benefits under the Plan  and such person  shall notify  the Participant in writing within 60 days after receipt as to whether the claim has been granted or denied. In the  event the claim is  denied, such notice  shall (i) set forth  the specific reason  or reasons  for denial, (ii) make reference to the pertinent  Plan provisions on which the denial is based,
       (iii) describe any additional material or information necessary before the Participant's request may  be acted upon favorably, and (iv) explain the procedure for appealing the adverse determination.

 5.03  Benefit  Appeals. Except as provided in  Sections 11.04, 11.05 and 11.06,  a Participant whose claim for benefits has been denied  may, within 60 days  of receipt of any  adverse benefit determination,  appeal such  denial to the Named Fiduciary. All  appeals shall be in the form  of a written statement and shall
       (i) set forth  all of the  reasons in support  of favorable action  on the appeal,  (ii) identify  those provisions  of the  Plan upon  which the  claimant is  relying, and  (iii) include  copies of  any other documents or other materials which may support favorable consideration of the claim. The Named Fiduciary shall decide the issues presented within 60 days after  receipt of such request, but this period may  be extended  for up to an additional 60 days in unusual cases provided that written notice of the extension is furnished to  the claimant prior  to the  commencement of the  extension. The decision  of the  Named
       Fiduciary  shall be set forth in writing, include  specific reasons for the decision, refer to pertinent
       Plan provisions on which the decision is based, and shall be binding on all persons affected thereby.

ARTICLE VI -- PLAN AMENDMENTS

 6.01  AlliedSignal reserves the right to amend the Plan from time to time subject only to the limitations  set forth  in this Section. No amendment shall have the effect of reducing a benefit that would otherwise be payable to an employee who is a Participant on the date any such amendment is made.

                                    PART II
                               SPECIAL PROVISIONS
               WHICH BECOME EFFECTIVE ONLY UPON CHANGE IN CONTROL

ARTICLE VII -- CHANGE IN CONTROL

 7.01  The provisions  of this  Part  II become  effective  upon Change  in Control  and,  in addition  to  the provisions  of Part  I that  are not superseded  by provisions  of this Part  II, shall  control (i) the determination of eligibility for, the amount of, and the  time of payment of benefits under the Plan  to any  Existing Participant or Officer Participant who is  the subject of an Involuntary Termination which occurs within the two year  period following the Change  in Control, (ii) the  terms of payment for  any
       Existing  Participant or Officer Participant whose Severance Period extends beyond the Change in Control and (iii) the determination of eligibility for, the amount of, and the time of payment of benefits under
       Article IX of the Plan to any Existing Participant or Officer Participant.
 7.02  Without derogation to  the effect  the provisions  of this Part  may have  on the  determination of  any
       Participant's  eligibility for benefits  under the Plan or  the amount of such  benefits, it is intended that this Part will assure that the purposes of this Plan, as they may affect Existing Participants  and
       Officer  Participants  will  not be  adversely  affected by  the  unique circumstances  which  may exist following Change in  Control. The provisions  of this  Part will have  no effect whatsoever  prior to  a
       Change in Control.

ARTICLE VIII -- DEFINITIONS

 8.01  Annual  Incentive Compensation -- Notwithstanding  the provisions of Section  2.03, means the product of
       Annual Base Salary and the greater of (i) the target percentage utilized in determining Incentive Awards as in effect for employees within  the same Salary Grade as  the Participant for the Determination  Year
       preceding  Change  in  Control  or (ii)  the  average  of  the percentages  applied  in  determining the
       Participant's Incentive Award in  the last three  Determination Years prior to  the date of  Involuntary
       Termination (or such lesser period as the Participant may have been employed).
 8.02  Gross  Cause -- Notwithstanding  the provisions of  Section 2.11, means  any act or  acts constituting a felony committed against a Plan Sponsor, its property or business.
 8.03  Good Reason -- means any one or more of the following:
       (A) A material change  in the Participant's duties  and responsibilities as they  existed in the  period immediately preceding Change in Control.

       (B) Any significant reduction in Base Salary or Annual Incentive Compensation.
       (C) Any significant reduction  in benefit coverages  available to the  Participant under AlliedSignal's medical benefit plans for  active employees or  comparable medical benefit plans  of any other  Plan
           Sponsor or any significant increase in premiums to be paid by the Participant for such benefits.
       (D) Any reduction in the economic value of awards granted under AlliedSignal's long term incentive plan or comparable  long-term  incentive  plan  of  any other  Plan  Sponsor  in  which  the  Participant participates.
       (E) Any significant reduction in the rate of AlliedSignal's  contribution to its savings plan or of any other Plan Sponsor's contribution to  a savings plan comparable  to AlliedSignal's savings plans  or any  significant reduction  in the  rate of  benefit accrual  under the  Allied Corporation Salaried
           Employees' Pension Plan or any  other comparable pension plan sponsored  by a Plan Sponsor in  which the Participant participates.
       (F) Any significant reduction in the benefit coverages available to the Participant under the Long Term
           Disability Plan  of AlliedSignal  or any  comparable long  term disability  plan of  any other  Plan
           Sponsor or any significant increase in premiums to be paid by the Participant for such benefits.
       (G) Any significant reduction in the life insurance benefits available to the Participant including any change affecting AlliedSignal's Executive Life Insurance Program or comparable program of any  other
           Plan  Sponsor,  or any  significant increase  in premiums  to be  paid by  the Participant  for such benefits.
       (H) Any  geographic relocation  of the  Participant's position  to a  new location  which is  more  than seventy-five  (75) miles  from the  location of  the Participant's  position immediately  prior to a
           Change in Control.
       (I) Any action by a Plan Sponsor that under applicable law constitutes constructive discharge.

       (J) Any failure to pay the benefit determined under Section 9.02 within the time required under Sections
           10.01 or 10.02.
       For purposes of  this section  the term  'significant reduction'  shall mean  a reduction  or series  of reductions  with respect to the same form of benefit or remuneration which are greater than 10% or which do not affect all persons covered by the plan  or program in question. For purposes of this section  the term  'significant  increase' shall  mean an  increase or  a  series of  increases in  the Participant's percentage of total premiums for a benefit which are greater than 10% or which do not affect all persons covered by the plan or program in question.
 8.04  Involuntary Termination  -- Notwithstanding  the provisions  of  Section 2.13,  means severance  of  the employment  relationship (i)  at the initiative  of the Participant  for Good  Reason or (ii)  at a Plan
       Sponsor's initiative  for  reasons  other than  death  or  Gross Cause.  Notwithstanding  the  preceding sentence,  in the event of a sale or transfer of  a facility or line of business that causes a severance of the employment relationship, an Involuntary Termination shall be deemed to have occurred only if  the new  employer has not  agreed in writing  to be a  Plan Sponsor with  respect to the  Participant or the
       Participant is not employed by the new employer.
 8.05  Participant -- For purposes of this Part II, means an Existing Participant or an Officer Participant.

ARTICLE IX -- ENHANCEMENT BENEFIT

 9.01  If, following Change in Control, any payment to a Participant from a Plan Sponsor or from any benefit or compensation plan or  program sponsored  or funded  by a Plan  Sponsor is  determined to  be an  'excess parachute  payment' pursuant to Section 280G or any  successor or substitute provision of the Code, with the effect that either the Participant is liable for the payment of the tax described in Section 4999 or any successor or substitute provision of the Code (hereafter the 'Section 4999 tax') or the Plan Sponsor has withheld the  amount of  the Section  4999 tax, an  additional benefit  (hereafter the  'Enhancement
       Benefit') shall be paid from this Plan to such affected Participant.
 9.02  The  Enhancement Benefit  payable shall  be an  amount, which  when added  to all  payments constituting
       'parachute payments' for purposes of Section 280G or any successor or substitute provision of the  Code, is  sufficient  to cause  the  remainder of  (i)  the sum  of  the 'parachute  payments',  including any
       Enhancement Benefit, less (ii) the amount of all  state, local and federal income taxes and the  Section
       4999  tax attributable to such  payments and penalties and  interest on any amount  of Section 4999 tax, other than penalties and interest on any amount of Section 4999 tax with respect to which an Enhancement
       Benefit was paid to the Participant  on or before the due date  of the Participant's federal income  tax return  on which such Section 4999 tax should have been  paid, to be equal to the remainder of (iii) sum of the 'parachute

       payments',  excluding any Enhancement Benefit, less  (iv) the  amount of  all state,  local and  federal income taxes attributable to such payments  determined as though the Section 4999 tax and penalties  and interest on any amount of Section 4999 tax, other  than penalties and interest on any  amount of Section
       4999 tax with respect to which  an Enhancement Benefit was paid to the Participant on or  before the due date  of the Participant's federal  income tax return on  which such  Section 4999 tax should  have been paid, did not apply.

ARTICLE X -- BENEFIT PAYMENTS AND FORFEITURES

10.01  Benefit Payments -- Notwithstanding the provisions of Section 4.04, benefits which are determined to  be payable  to a Participant under  Sections 4.02(A) and 4.02(B)  on or after a  Change in Control shall be paid within thirty days following the later of the Change in Control or the Involuntary Termination,  in
       a single payment equal to the sum of (i) the total amount of the benefit remaining payable under Section
       4.02(A) and (ii) the amount of the benefit remaining payable under Section 4.02(B) for all Determination
       Years  which are coextensive, in whole or part, with the Severance Period. Benefits which are determined to be payable to a Participant under Section 9.01  shall be paid within thirty days following the  later of  a Change in Control or the  date the 'parachute payments' referred to  in Section 9.01 are made in a single payment equal to the amount of the benefit determined under Section 9.02. If any benefit is  paid later  than the time provided in  this Section 10.01, such late  payment shall be credited with interest for the period from the date payment should have been made to the date actually made at a rate equal  to the  average quoted rate for three-month U.S. Treasury Bills for the week preceding the date of payment, as determined by the new Named Fiduciary, plus six percentage points.

10.02  Subsequent Benefit Payments -- Notwithstanding the provisions of Section 4.04, in the event the Internal
       Revenue Service assesses a Section 4999 tax due which is in excess of the amount determined by the  Plan
       Sponsor  under Section  9.02, a  Participant shall  be paid  within thirty  days following  the date the
       Participant gives notice to the  new Named Fiduciary of  proof of payment of the  Section 4999 tax in  a single  payment equal to the amount of the  additional benefit determined under Section 9.02, based upon the amount of the  Section 4999 tax paid  in excess of any  Section 4999 tax with  respect to which  any
       Enhancement  Benefit was previously paid.  If any benefit is  paid later than the  time provided in this
       Section 10.02, such late payment shall  be credited with interest for  the period from the date  payment should  have  been made  to the  date actually  made at  a  rate equal  to the  average quoted  rate for three-month U.S.Treasury Bills  for the week  preceding the date  of payment, as  determined by the  new
       Named Fiduciary, plus six percentage points.
10.03  Forfeiture  of  Benefits --  Notwithstanding the  provisions  of Section  4.05, a  Participant receiving benefits or entitled to receive benefits under the  Plan shall cease to receive such benefits under  the
       Plan and the right to receive any benefits in the future under the Plan shall be forfeited, in the event the  Participant, as  determined by  the new

       Named Fiduciary, (i) is  convicted of a  felony  committed  against  a  Plan  Sponsor, its  property  or business, (ii) commits any fraud or  misappropriates  property,  proprietary  information,  intellectual property or trade secrets of AlliedSignal or any  successor thereto for personal gain or for the benefit of  another party, or  (iii) actively  recruits and offers  employment to  any  management  employee  of
       AlliedSignal or any successor thereto.

ARTICLE XI -- ADMINISTRATION

11.01  New Named Fiduciary  -- On  or before  a Change  in Control,  AlliedSignal, its  successors, or  persons operating  under its  control or  on its  behalf (hereafter  the 'Corporation')  shall appoint  a person independent of the Corporation and any Plan Sponsor to be the new Named Fiduciary upon the occurrence of a Change in Control and the  Senior Vice President -- Human  Resources shall immediately provide to  the new  Named Fiduciary such information with respect to each Participant in the Plan as shall be necessary to enable the new Named Fiduciary to determine the amount of any benefit which is then or may thereafter become payable to such Participants.
11.02  Authority -- Upon the  occurrence of a Change  in Control the new  Named Fiduciary shall have  exclusive authority  to make  initial determinations of  eligibility for benefits  under the Plan,  subject to the requirements of Section 11.06. The new Named Fiduciary may, in reviewing any recommendation for  benefit eligibility  pursuant to this Article, rely on representations made by the Corporation or a Plan Sponsor pursuant to Section 11.03. However, in the event that  none of the recommendations are agreed to by  the
       Participant,  the new Named  Fiduciary shall refer the  disputed claim for benefits  under this Plan for resolution as  provided in  Section 11.06.  Any recommendation  by the  new Named  Fiduciary under  this
       Article,  any determination  by the  new Named  Fiduciary as  to the  eligibility for  or the  amount of benefits which are  not in dispute  and any judicial  determination pursuant to  Section 11.06 shall  be final  and binding on  the Corporation and  the Plan Sponsor.  The Corporation and  the responsible Plan
       Sponsor shall make  payments to  Participants as  directed by  the new  Named Fiduciary  or pursuant  to judicial determination pursuant to Section 11.06.
11.03  Corporate or Plan Sponsor Recommendations -- Upon the occurrence of a Change in Control, the Corporation and  any  Plan Sponsor  may make  recommendations to  the new  Named Fiduciary  with respect  to benefit determinations for affected Participants under  the Plan and the  new Named Fiduciary shall  immediately forward  any such  recommendation to  the affected Participant.  If the  recommendation is  agreed to in writing by the Participant,  the new Named  Fiduciary shall advise the  Corporation and any  responsible
       Plan  Sponsor, and  the Corporation or  Plan Sponsor,  whichever is responsible,  shall immediately make payment.
11.04  Independent Recommendations -- In the case  of a recommendation which is  not agreed to by the  affected
       Participant,  the new Named Fiduciary shall immediately  review the recommendation of the Corporation or responsible Plan Sponsor and  within 15 days of

       notice of the dispute from the Participant, determine whether it is in accordance with  the terms of the
       Plan and notify the Corporation or responsible Plan Sponsor and  the  Participant  of  its  findings. If the new Named Fiduciary determines that the recommendation  is not in accordance with the  terms of  the
       Plan and that an adjustment is necessary and the Participant agrees in  writing to such  adjustment, the new named Fiduciary shall advise the Corporation or responsible Plan Sponsor,  and  the  Corporation  or responsible  Plan  Sponsor shall immediately make payment.  Any such  adjustment  determined  by the new
       Named  Fiduciary,  whether  agreed to by the  Participant or not,  shall be  final and  binding upon the
       Corporation or responsible Plan Sponsor and may not be challenged by either of them.
11.05  Direct Application -- Upon notice to the new Named Fiduciary by an affected Participant, as to whom  the
       Corporation  or responsible Plan Sponsor has made no recommendation, that an Involuntary Termination has occurred, the Corporation or responsible Plan Sponsor shall  be notified by the new Named Fiduciary  and given  15 days from the date the Participant gave notice to the new Named Fiduciary within which to make a recommendation  as  to  benefit determination.  The  new  Named  Fiduciary shall  also  make  its  own independent  determination as  to the benefit  payable under the  terms of  the Plan. Within  21 days of receipt of the  notice from  the affected  Participant the  new Named  Fiduciary shall  transmit to  the
       Participant  its own recommendation and that  of the Corporation or responsible  Plan Sponsor if such is available. If either recommendation  is accepted in  writing by the affected  Participant the new  Named
       Fiduciary  shall advise the Corporation or responsible  Plan Sponsor, and the Corporation or responsible
       Plan Sponsor shall  immediately make payment.  Any recommendation by  the new Named  Fiduciary shall  be final  and binding upon the Corporation or responsible Plan  Sponsor and may not be challenged by either of them.
11.06  Disputed Recommendations --  If an  affected Participant does  not agree  in writing within  30 days  of transmittal to accept any of the recommendations made pursuant to Sections 11.03, 11.04 or 11.05 the new
       Named  Fiduciary shall consider  the amount in  excess of the  highest recommendation to  be a claim for benefits which is in dispute and shall, with respect to such amount, initiate an action in  interpleader pursuant  to Rule  22 of  the Federal Rules  of Civil  Procedure or analogous  rules, before  a court of competent jurisdiction. The new Named Fiduciary shall not assert any claim or take any position in  this proceeding  based on  its interpretation of  the terms of  the Plan,  other than the  provisions of this
       Article XI.
11.07  Attorneys Fees and Costs -- If a Participant is paid or is determined to be entitled to receive benefits
       (i) in excess  of any recommendation  made by the  Corporation or responsible  Plan Sponsor pursuant  to
       Sections  11.03 or 11.05, or (ii) in a case  where the Corporation or responsible Plan Sponsor have made no recommendation  pursuant to  Sections  11.03 or  11.05,  the new  Named  Fiduciary shall  advise  the
       Corporation  or  responsible  Plan  Sponsor,  and the  Corporation  or  responsible  Plan  Sponsor shall immediately pay or reimburse  the affected Participant for  the full amount of  any attorneys' fees  and other  expenses the affected Participant incurred in pursuing his or her claim for benefits. The payment or reimbursement shall  include the standard  hourly rates charged by each such  attorney, any and  all other  expenses related to the action incurred by or  on behalf  of the affected Participant, the costs and expenses  of any experts utilized to prepare the claim  and any court costs assessed against the affected Participant.
11.08  Undisputed Benefits  --  Prior  to the  resolution  of  amounts  in dispute  under  Section  11.06,  the
       Participant  shall be paid immediately by the Corporation or responsible Plan Sponsor in accordance with the terms of  the Plan, the  higher of (i)  the amount recommended,  if any, by  the Corporation or  the responsible Plan Sponsor, or (ii) the amount recommended by the new Named Fiduciary.

                                    Appendix
                        AlliedSignal Inc. Severance Plan
                             For Senior Executives

APRIL 29, 1991 AMENDMENT

     The Plan was amended on April 29, 1991 to add a new Section 2.03 and the following provision ceased to be effective on that date.

 2.03  Annual Incentive Compensation -- Except as provided in Section 8.01, means the product of (a) times  (b)
       where  (a) is the lesser of  1) the average of the  percentages applied in determining Incentive Awards, with respect to the Determination Year, for employees  within the same Salary Grade as the  Participant, or  if none, for employees in positions similar to the position of the Participant or, 2) the average of the percentages applied in determining the Participant's Incentive Award in the last three Determination
       Years prior to the date of  Involuntary Termination (or such lesser  period as the Participant may  have been employed) and (b) is Annual Base Salary.

ELECTION BY PARTICIPANTS

     All Participants in the Plan as of April 29, 1991 have elected to have Annual Incentive Compensation determined in accordance with the provisions of
Section 2.03(A) of the amended Plan in the event they later became eligible for a benefit under the Plan. Accordingly Section 2.03(B) of the amended Plan as set forth below is no longer applicable to any Participant.

     2.03 (B) For all Participants other than those denominated in paragraph (A) of this Section 2.03, the product of (a) times (b) where (a) is the lesser of
(i) the average of the percentages applied in determining Incentive awards, with respect to the Determination Year, for employees within the same Salary Grade as the Participant, or if none, for employees in positions similar to the position of the Participant or (ii) the average of the percentages applied in determining the Participant's Incentive award in the last three Determination Years prior to the date of Involuntary Termination (or such lesser period as the Participant may have been employed) and (b) is Annual Base Salary.
                                               17